As filed with the Securities and Exchange Commission on February 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio	34-0253240
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Innovation Way

Akron, Ohio 44316-0001

(330) 796-2121

(Address, including zip code, of Principal Executive Offices)

COOPER TIRE & RUBBER COMPANY PRE-TAX SAVINGS PLAN (FINDLAY)

COOPER TIRE & RUBBER COMPANY PRE-TAX SAVINGS PLAN (TEXARKANA)

(Full title of the plan)

Daniel T. Young

Secretary

The Goodyear Tire & Rubber Company

200 Innovation Way

Akron, Ohio 44316-0001

(330) 796-2121

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay) (as amended and restated from time to time, the “Findlay Plan”) and the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana) (as amended and restated from time to time, the “Texarkana Plan,” and, together with the Findlay Plan, the “Plans”) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, will constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by The Goodyear Tire & Rubber Company (the “Company”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

2.	The Company’s Current Report on Form 8-K filed with the SEC on January 27, 2023 (Item 2.05 only).

3.

The description of the Company’s common stock, without par value (the “Common Stock”), set forth in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company or the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission), prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the Common Stock being offered pursuant to this Registration Statement will be passed upon for the Company by Daniel T. Young, Secretary and Associate General Counsel of the Company. Mr. Young is paid a salary by the Company, participates in the Company’s compensation plans and programs, owns shares of Common Stock, and holds performance share units, restricted stock units and options to purchase shares of Common Stock issued under the Company’s employee benefit plans.

Item 6.	Indemnification of Directors and Officers.

The Company is an Ohio corporation. Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio authority to indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities in connection with civil, criminal, administrative, or investigative actions, suits or proceedings, other than an action brought by or in the right of the corporation, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification shall not be made in respect of (i) any claim, issue or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of their duty to the corporation unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper or (ii) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code (concerning liability for certain unlawful dividends, distributions and other payments). Section 1701.13(E) of the Ohio Revised Code further provides that, to the extent an officer or director has been successful on the merits or otherwise in defense of any such action, suit or proceeding, such person shall be indemnified against expenses reasonably incurred in connection therewith. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under an Ohio corporation’s Articles of Incorporation or Code of Regulations or any agreement with directors, officers and certain other persons.

The Company has adopted provisions in its Code of Regulations that provide that it shall indemnify its directors and officers against any and all liability and reasonable expense that may be incurred by a director or officer in connection with or resulting from any claim, action, suit or proceeding in which the person may become involved by reason of his or her being or having been a director or officer of the Company, or by reason of any past or future action taken or not taken in his or her capacity as such director or officer, provided such person acted in good faith, in what he or she reasonably believed to be in or not opposed to the best interests of the Company, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

The Company maintains and pays the premiums on contracts insuring the Company and its subsidiaries (with certain exclusions) against any liability to directors and officers they may incur under the above provisions for indemnification and insuring each director and officer of the Company and its subsidiaries (with certain exclusions) against liability and expense, including legal fees, which he or she may incur by reason of his or her relationship to the Company even if the Company does not have the obligation or right to indemnify such director or officer against such liability or expense.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following documents are provided as exhibits to this Registration Statement.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Certificate of Amended Articles of Incorporation of the Company, dated December 20, 1954, Certificate of Amendment to Amended Articles of Incorporation of the Company, dated April 6, 1993, Certificate of Amendment to Amended Articles of Incorporation of the Company, dated June 4, 1996, Certificate of Amendment to Amended Articles of Incorporation of the Company, dated April 18, 2006, Certificate of Amendment to Amended Articles of Incorporation of the Company, dated April 22, 2009, Certificate of Amendment to Amended Articles of Incorporation of the Company, dated March 30, 2011, and Certificate of Amendment to Amended Articles of Incorporation of the Company, dated April 16, 2015, together comprising the Company’s Articles of Incorporation, as amended (incorporated by reference, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015).

4.2	Code of Regulations of the Company, adopted November 22, 1955, and as most recently amended on October 4, 2022 (incorporated by reference, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed October 11, 2022).

5.1	Opinion of Daniel T. Young, Esq., Secretary and Associate General Counsel of the Company, as to the legality of the Common Stock being registered hereby.*

23.1	Consent of Daniel T. Young, Esq., Secretary and Associate General Counsel of the Company (contained in Exhibit 5.1 hereto).*

23.2	Consent of PricewaterhouseCoopers LLP.*

24.1	Power of Attorney.*

99.1	Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay) as amended and restated effective as of January 1, 2015.*

99.2	First Amendment to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay) as amended and restated effective as of January 1, 2015.*

99.3	Second Amendment to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay) as amended and restated effective as of January 1, 2015.*

99.4	Third Amendment to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay) as amended and restated effective as of January 1, 2015.*

99.5	Fourth Amendment to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay) as amended and restated effective as of January 1, 2015.*

99.6	Fifth Amendment to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay) as amended and restated effective as of January 1, 2015.*

99.7	Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana) as amended and restated effective as of January 1, 2015.*

99.8	First Amendment to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana) as amended and restated effective as of January 1, 2015.*

99.9	Second Amendment to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana) as amended and restated effective as of January 1, 2015.*

99.10	Third Amendment to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana) as amended and restated effective as of January 1, 2015.*

99.11	Fourth Amendment to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana) as amended and restated effective as of January 1, 2015.*

99.12	Fifth Amendment to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana) as amended and restated effective as of January 1, 2015.*

107	Calculation of Filing Fee Table.*

*	Filed herewith.

The Company hereby undertakes that it will submit or has submitted each of the Plans and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS as necessary in order to qualify the Plans under Section 401 of the Internal Revenue Code.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on February 17, 2023.

THE GOODYEAR TIRE & RUBBER COMPANY

By:	/s/ Daniel T. Young
Daniel T. Young
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard J. Kramer Richard J. Kramer	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer) and Director	February 17, 2023

/s/ Christina L. Zamarro Christina L. Zamarro	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 17, 2023

/s/ Evan M. Scocos Evan M. Scocos	Vice President and Controller (Principal Accounting Officer)	February 17, 2023

*	Director
Norma B. Clayton

* James A. Firestone	Director

* Werner Geissler	Director

* Laurette T. Koellner	Director

* Karla R. Lewis	Director

* Prashanth Mahendra-Rajah	Director

* John E. McGlade	Director

* Roderick A. Palmore	Director

* Hera Siu	Director

* Michael R. Wessel	Director

* Thomas L. Williams	Director

* By:	/s/ Daniel T. Young Daniel T. Young	February 17, 2023
Attorney-in-Fact for each of the persons indicated

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on February 17, 2023.

COOOPER TIRE & RUBBER COMPANY PRE-TAX SAVINGS PLAN (FINDLAY)

By:	Cooper Tire & Rubber Company LLC
the Plan Administrator

By:	/s/ Evan M. Scocos
Evan Scocos Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on February 17, 2023.

COOPER TIRE & RUBBER COMPANY PRE-TAX SAVINGS PLAN (TEXARKANA)

By:	Cooper Tire & Rubber Company LLC
the Plan Administrator

By:	/s/ Evan M. Scocos
Evan Scocos Vice President and Controller